PRESS RELEASE

FOR IMMEDIATE RELEASE:	CONTACT:

CompX International Inc.	David A. Bowers
Three Lincoln Centre	Vice Chairman of the Board
5430 LBJ Freeway, Suite 1700	Tel.: 864-286-1122
Dallas, Texas 75240

COMPX ANNOUNCES REGULAR QUARTERLY DIVIDEND
AND
RESULTS OF THE ANNUAL STOCKHOLDER MEETING

DALLAS, TEXAS . . . May 24, 2017 . . . CompX International Inc. (NYSE MKT:  CIX) announced today that its board of directors has declared CompX's regular quarterly dividend of five cents ($0.05) per share on its class A and class B common stock, payable on June 13, 2017 to stockholders of record at the close of business on June 6, 2017.

CompX also announced that at its annual stockholder meeting held on May 24, 2017 its stockholders:

•	elected each of Thomas E. Barry, David A. Bowers, Loretta J. Feehan, Elisabeth C. Fisher, Robert D. Graham, Ann Manix, Cecil H. Moore, Jr. and Mary A. Tidlund as a director for a one year term;

•	adopted a resolution that approved, on a nonbinding advisory basis, the compensation of its named executive officers as disclosed in the proxy statement for the 2017 annual stockholder meeting; and
•
approved, on a nonbinding advisory basis, an annual nonbinding advisory vote on named executive officer compensation as such compensation is disclosed pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission.

CompX is a leading manufacturer of security products and recreational marine components.